UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

November 6, 2008
Date of Report
(Date of earliest event reported)

BioForm Medical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33791	39-1979642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1875 South Grant Street, Suite 200, San Mateo, California	94402
(Address of principal executive offices)	(Zip Code)

(650) 286-4000
Registrant's telephone number, including area code

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On November 6, 2008, BioForm Medical, Inc. ("BioForm") issued a press release announcing financial results for the quarter ended September 30, 2008, which is the Company's first quarter of fiscal 2009. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information and the information contained in the press release shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K is not incorporated by reference into any filings of BioForm made under the Securities Act of 1933, as amended, whether made before or after the date of this Form 8-K, regardless of any general information language in the filing unless specifically stated so therein.

Item 2.05. Costs Associated with Exit or Disposal Activities.

On November 4, 2008, BioForm's Board of Directors approved a cost reduction plan designed to reduce annual operating expenses by up to $20,000,000 once all steps are fully implemented. In conjunction with this plan, on November 6, 2008, BioForm reduced its workforce by 35 employees. BioForm expects to incur approximately $500,000 of expense in the quarter ending December 31, 2008 for severance, medical coverage, and transition services for employees affected.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e). BioForm's Form 8-K filed on July 11, 2008 announced executive officer compensation decisions for fiscal year 2009 (which commenced July 1, 2008), including target bonus potentials. On November 4, 2008, the Compensation Committee of the Board of Directors, on the recommendation of management, approved a suspension of the bonus potential as a part of BioForm's cost reduction efforts announced in this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

      (d) Exhibits.

Exhibit No.      Description
    99.1              Press Release of BioForm Medical, Inc. dated as of November 6, 2008.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioForm Medical, Inc.
Dated: November 6, 2008	By:	/s/ DEREK BERTOCCI Derek Bertocci Chief Financial Officer